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                          UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K



                         CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of
1934




Date of Report (Date of earliest event reported) July 16, 1996



                         NORTH BANCSHARES, INC.
     (Exact name of Registrant as specified in its Charter)



     Delaware                   0-22800              36-3915073
(State or other         (commission file number)    (IRS Employer
jurisdiction of                                     Identification
incorporation)                                      number)



100 West North Avenue, Chicago, Illinois                60610
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code: (312) 664-4320



                                 N/A
  Former name or former address, if changed since last report)





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Item 5.  Other Events

     On July 16, 1996, the Registrant issued the attached press release.


Item 7.  Financial Statements and Exhibits

    (a)  Exhibits

         1. Press Release, dated July 16, 1996, regarding second quarter 1996 earnings, declaration of dividend.



































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                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           NORTH BANCSHARES, INC.
                                                (Registrant)



Date:    July 16, 1996                     /S/ Joseph A. Graber
                                           ----------------------
                                           Joseph A. Graber
                                           President




























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                                     EXHIBIT

























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NORTH BANCSHARES, INC    NEWS RELEASE



RELEASE: IMMEDIATE                  DATE: July 16, 1996


CONTACT: Joseph A. Graber, President
         Victor E. Caputo, Executive Vice-President
         (312) 664-4320



                     NORTH BANCSHARES, INC.
                            ANNOUNCES
                     SECOND QUARTER EARNINGS
                       QUARTERLY DIVIDEND



Chicago, Illinois, July 16, 1996, - North Bancshares, Inc., (NASDAQ-NBSI), the holding company for North Federal Savings Bank, announced net income of $133,000 or $.12 per primary share for the quarter ended June 30, 1996 compared with $106,000 or $.09 per primary share for the quarter ended June 30, 1995, an increase of 25.5%.

Concurrent with this earnings release the Board of Directors of the Company has declared a quarterly dividend of $.10 per share to be paid on August 15, 1996 to stockholders of record on August 1, 1996.

Net interest income for the quarter ended June 30, 1996, before provision for loan losses, increased by $126,000 or 15.9% from $794,000 for the quarter ended June 30, 1995 to $920,000 for the quarter ended June 30, 1996. The increase was attributable to a $459,000 increase in interest on investment securities and loans receivable, partially offset by a $219,000 decrease in interest on mortgage-backed securities and other interest earning assets and a $114,000 increase in total interest expense.

Non-interest income increased by $25,000 or 78.1% from $32,000 for the quarter ended June 30, 1995 to $57,000 for the quarter ended June 30, 1996. The increase was primarily attributable to a $14,000 increase in fees and service charges related to an increase in the total number of checking accounts and interchange fees resulting from foreign ATM transactions and MasterCard
Master Money transactions.

Non-interest expense increased by $66,000 or 9.4% from $702,000 for the quarter ended June 30, 1995 to $768,000 for the quarter ended June 30, 1996. The increase was primarily attributable to a $39,000 increase in advertising and promotion expense associated with the Banks 110th anniversary celebration and the introduction of a "Free Checking" account product. In addition, there was a $17,000 increase in professional fees related to the Company's annual meeting and shareholder issues.
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Total assets increased by $7.7 million or 6.9% from $111.7 million at December
31, 1995 to $119.4 million at June 30, 1996. The increase was primarily attributable to a $15.9 million increase in net loans receivable and investment securities partially offset by a $8.1 million decrease in mortgage-backed securities and a $1.9 million decrease in cash and cash equivalents.

Net loans receivable increased $10.1 million or 18.0% from $56.2 million at December 31, 1995 to $66.3 million at June 30, 1996. The increase was attributable to increased mortgage broker activity and the continued marketing of a mini-jumbo loan product in the Bank's CRA assessment areas. 56% of the loans originated during the first six months of 1996 are located within the Bank's assessment area.

Deposit accounts increased by $378,000 or .50% from $75.2 million at December 31, 1995 to $75.4 million at June 30, 1996. The total number of checking accounts increased by 21.4% during the quarter. The increase was attributable to the introduction of a "Free Checking" account product, the modification of the terms of a small business checking account product and the recent closing of two competitor Bank's branch offices in the area.

Mary Ann Hass, Chairman and Chief Executive Officer, commented: "We are pleased with the continued core earnings growth we have achieved during this second quarter and are continuing to develop new products and services that will supplement that growth. In this regard, we have entered into agreements to install a new "Branch Management System" and a "Conversant Voice Response Banking System," that will provide efficiencies in all departments. We have declared a regular quarterly dividend of $.10 per share to be paid August 15th and we completed our fifth stock repurchase program. We will continue to focus on all the elements of our business plan in order to continue to improve per share earnings and our return on equity."

"The closing of the branch office of Old Kent Bank at Germania Place in May and First Chicago at Eugenie and LaSalle streets this month have provided us with a great opportunity to expand our lower cost core deposit account base. Our redesigned small business checking account program has generated a good deal of new business which should provide additional fee income and our "Free Checking" account product has provided us with a new source of low cost funds. Since the beginning of the year we have grown our checking account base of accounts by over 21%."

"The proposed FDIC special assessment of approximately 80 to 90 basis points associated with the merging of the BIF and SAIF insurance funds has still not been passed by both houses of Congress. We continue to lobby hard for this legislation even though it will mean a charge to 1996 earnings of approximately $610,000 to the Bank, if implemented as proposed. Our strong capital position will allow us to absorb such a charge and a reduction in the FDIC assessment rate from 23 basis points to approximately 4 basis points per $100 of deposits will improve our short and long term earnings outlook and place us in a more competitive position with commercial banks."

North Federal Savings Bank primarily serves the North Side of Chicago from its home office and operates a branch office in Wilmette, Illinois. The bank has received a five star rating for 31 consecutive quarters from Bauer Financial Reports, Inc.

North Bancshares, Inc. common stock is traded on The Nasdaq Stock Market under the symbol: "NBSI."



                 (FINANCIAL STATEMENTS ATTACHED)

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
                          NORTH BANCSHARES, INC.
        CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION(IN THOUSANDS)
ASSETS                                        JUNE 30, 1996   DEC 31, 1995
                                               (UNAUDITED)
Cash and due from banks                           $   701       $   607
Interest-bearing deposits                           2,938         2,634
Investment in dollar denominated mutual funds         594         1,127
Federal funds sold                                  2,150         3,925
                                                   ------        ------
   TOTAL CASH AND CASH EQUIVALENTS                  6,383         8,293

Investment securities available for sale           34,165        27,882
Investment securities held-to-maturity                  -           498
Mortgage-backed securities available for sale           -         6,927
Mortgage-backed securities held-to-maturity         8,284         9,419
Loans receivable, net of allowance for loan
 losses of $208 at June 30, 1996 and
 $200 at December 31, 1995                         66,285        56,161
Accrued interest receivable                         1,161           959
Premises and equipment, net                           942           834
Stock in Federal Home Loan Bank of Chicago          1,087           624
Amounts due from brokers for investments sold       1,000             -
Other assets                                          129            71
                                                   ------        ------
   TOTAL ASSETS                                  $119,436      $111,668
                                                  =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposit accounts                                 $ 75,547       $75,169
Borrowed funds                                     21,750        11,750
Advance payments by borrowers for
 taxes and insurance                                1,254         1,079
Amounts due to broker for investments
 purchased                                              -         1,000
Other liabilities                                   2,371         1,642
                                                  -------       -------
   TOTAL LIABILITIES                              100,922        90,640
STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value. 500,000
 shares authorized; none outstanding                   -             -
Common stock, $.01 Par value. 3,500,000
 shares authorized; 1,437,501 shares issued,
 1,113,631 outstanding at June 30, 1996 and
 1,232,478 outstanding at December 31, 1995            14            14
Additional paid-in capital                         13,625        13,629
Retained earnings, substantially restricted        11,031        10,949
Treasury stock at cost (323,870 shares at
 June 30, 1996 and 205,023 shares at
 December 31, 1995)                                (4,445)       (2,599)
Unrealized gain (loss) on securities
 available for sale, net of tax effect               (749)           90
SFAS No. 87 adjustment, net of tax                   (128)         (128)
Common stock acquired by Employee Stock
   Ownership Plan                                    (722)         (778)
Deferred compensation                                (112)         (149)
                                                   ------        ------
   TOTAL STOCKHOLDERS' EQUITY                      18,514        21,028
TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                          $119,436      $111,668
                                                  =======       =======


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

                                                                  NORTH BANCSHARES, INC.
                                                    CONSOLIDATED STATEMENTS OF OPERATIONS(UNAUDITED)
                                                                      (IN THOUSANDS)

                                                               THREE MONTHS ENDED JUNE 30,  SIX MONTHS ENDED JUNE 30,
                                                                     1996          1995        1996          1995
INTEREST INCOME
  Loans receivable                                                 $1,248        $1,021       $2,381       $1,998
  Interest-bearing deposits and federal funds sold                     66            95          152          157
  Investment securities available for sale                            647           341        1,155          680
  Investment securities held-to-maturity                                -            74            2          125
  Mortgage-backed securities available for sale                         -             -           90            -
  Mortgage-backed securities held-to-maturity                         133           306          292          555
  Investment in mutual funds                                            -            23            -          137
  Dividends on FHLB of Chicago stock                                   16            10           29           18
                                                                    -----         -----        -----        -----
TOTAL INTEREST INCOME                                               2,110         1,870        4,101        3,670

INTEREST EXPENSE
  Deposit accounts                                                    855           873        1,686        1,623
  Borrowed funds                                                      335           203          595          435
                                                                    -----         -----        -----        -----
TOTAL INTEREST EXPENSE                                              1,190         1,076        2,281        2,058
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES                920           794        1,820        1,612

PROVISION FOR LOAN LOSSES                                               -            10            8           24
                                                                    -----         -----        -----        -----
  NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                 920           784        1,812        1,588
                                                                    -----         -----        -----        -----
NON-INTEREST INCOME
  Gain on sale of investment securities
   and mutual funds available for sale                                  9             -            8          167
  Fees and service charges                                             42            28           87           57
  Other                                                                 6             4           12            9
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST INCOME                                              57            32          107          233
                                                                    -----         -----        -----        -----
NON-INTEREST EXPENSE
  Compensation and benefits                                           342           355          677          708
  Occupancy expense                                                   103            91          201          196
  Professional fees                                                    62            45          103           88
  Data processing                                                      32            22           59           48
  Advertising and promotion                                            66            27           97           50
  Federal deposit insurance premium                                    52            49          104           97
  Recognition and retention plan                                       18            28           37           79
  Other                                                                93            85          156          145
                                                                    -----         -----        -----        -----
TOTAL NON-INTEREST EXPENSE                                            768           702        1,434        1,411
                                                                    -----         -----        -----        -----
INCOME BEFORE TAXES                                                   209           114          485          410

INCOME TAX EXPENSE                                                     76             8          165           46
                                                                    -----         -----        -----        -----
NET INCOME                                                          $ 133         $ 106        $ 320        $ 364
                                                                    =====         =====        =====        =====

EARNINGS PER SHARE PRIMARY                                           $.12          $.09         $.28         $.30
EARNINGS PER SHARE FULLY DILUTED                                     $.12          $.09         $.28         $.30
WEIGHTED AVERAGE SHARES OUTSTANDING                             1,109,206     1,231,891    1,146,736    1,236,007



























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SELECTED FINANCIAL RATIOS AND OTHER DATA (UNAUDITED):

                                      THREE MONTHS ENDED SIX MONTHS ENDED
                                          JUNE 30,          JUNE 30,
                                         1996     1995     1996     1995



Performance Ratios:
  Return on assets (ratio of net income
  to average total assets) (1)            .45%     .39%    .56%     .68%
Interest Rate Spread Information:
  Average during period (1)              2.36     1.98    2.37      2.04
  End of period (1)                      2.31     2.01    2.31      2.01
  Net interest margin (1)                3.23     3.02    3.26      3.06
Operating expenses to average assets(1)  2.63     2.29    2.50      2.37
Ratio of average interest-earning assets
 to average interest-bearing
 liabilities                           120.70   125.30  121.88    126.17

                                               JUNE 30, 1996  DEC. 31, 1995

Asset Quality Ratios:
  Non-performing assets to total assets
  at end of period                                     N/A          0.02%
  Allowance for loan losses to non-performing loans    N/A        833.33
  Allowance for loan losses to loans receivable (net)  0.31         0.36

Capital ratios:
  Stockholders' equity to total assets                15.50        18.83
  Average Stockholders' equity to average assets      17.33        19.71
  Return on Stockholders' equity (ratio of net
   income to average equity) (1)                       3.21         3.27
  Shares outstanding-actual number                1,113,631    1,232,478
  Book value per share                               $16.62       $17.06

Number of full service offices                          2            2

  (1) Annualized for the three month and six month periods presented.
